Exhibit 5.1

OPINION OF JASON F. COLE, ESQ.

[ CombinatoRx, Incorporated letterhead]

November 30, 2007

CombinatoRx, Incorporated

245 First Street

Sixteenth Floor

Cambridge, Massachusetts 02142

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

CombinatoRx, Incorporated, a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of up to $1,000,000 of deferred compensation obligations (the “Deferred Compensation Obligations”) of the Company pursuant to the Company’s Nonqualified Deferred Compensation Plan (the “Plan”).

I have acted as General Counsel to the Company with respect to the issuance of this opinion and, in rendering the opinion set forth herein, I have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to my satisfaction to be true and correct copies thereof, as I have deemed necessary under the circumstances. In such examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as conformed or photostatic copies.

Based on and subject to the foregoing and subject further to the assumptions set forth below, I am of the opinion that the Deferred Compensation Obligations, when arising under and paid for in accordance with the terms of the Plan, will be duly authorized, legally valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general principles of equity.

I express no opinion other than on the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware (the “DGCL”) insofar as the DGCL relates to corporate formalities, including statutory and reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Jason F. Cole
Jason F. Cole, Esq.
Senior Vice President and General Counsel
CombinatoRx, Incorporated